Exhibit 99.1

Press Release – For Immediate Release

Friday, October 23, 2026

Steele Bancorp, Inc. Reports Third Quarter 2026 Earnings

Mifflinburg, PA – Steele Bancorp, Inc. (“Company”) (OTCID: “STLE”), parent company of Central Penn Bank & Trust (“Bank”), has released its unaudited results of operations and financial condition for the third quarter of 2026.  The Company completed its merger with Northumberland Bancorp on August 1, 2025.  The 2026 results reflect the post-merger Company, while the comparative 2025 periods reflect the merger on August 1, 2025 and include one time income and expense amounts attributable to the merger discussed below.  Accordingly, the year-over-year results are not directly comparable.

Unaudited Financial Information

Net income, as reported under U.S. generally accepted accounting principles (“GAAP”), for the quarter ended September 30, 2026, was $5.46 million compared to $13.68 million for the same period in 2025, a 60.1% decrease. Net income year-to-date for 2026 was $15.60 million compared to $17.30 million for the same period in 2025, a 9.9% decrease. Basic and diluted earnings per share for the quarters ended September 30, 2026 and 2025 were $1.60 and $4.77 and $4.58 and $7.87 for the nine months ended September 30, 2026 and 2025, respectively. Annualized return on average assets and return on average equity were 1.69% and 17.15% for the three-month period ended September 30, 2026 compared to 5.19% and 56.35% for the same period of 2025. Net income for the quarter and nine months ended September 30, 2025 was significantly impacted by certain merger related income and expense amounts discussed below.

Net interest income for the three months ended September 30, 2026 was $13.63 million compared to $9.86 million for the same period in 2025, a 38.1% increase. Net interest income for the nine months ended September 30, 2026 was $38.50 million compared to $19.59 million for the same period in 2025, a 96.5% increase.  The increase in net interest income was primarily driven by higher interest income resulting from growth in loan and securities balances, offset by increased interest expense due to an increase in deposits resulting from the merger with Northumberland Bancorp ("Northumberland"). Yield on earning assets increased 33 basis points, to 6.11% for the quarter ended September 30, 2026 compared to 5.78% for the quarter ended September 30, 2025, and the cost of funds decreased 36 basis points, to 2.00%, as compared to the same time period in 2025. The net interest margin (GAAP) increased from 3.90% for the quarter ended September 30, 2025 to 4.46% for the quarter ended September 30, 2026. The tax-equivalent net interest margin (Non-GAAP) increased from 3.97% for the quarter ended September 30, 2025 to 4.53% for the quarter ended September 30, 2026. Yield on earning assets increased 45 basis points, to 5.98% for the nine months ended September 30, 2026 compared to 5.53% for the nine months ended September 30, 2025, and the cost of funds decreased 25 basis points, to 2.12%, as compared to the same time period in 2025. The net interest margin (GAAP) increased from 3.62% for the nine months ended September 30, 2025 to 4.28% for the nine months ended September 30, 2026. The tax-equivalent net interest margin (Non-GAAP) increased from 3.69% for the nine months ended September 30, 2025 to 4.35% for the nine months ended September 30, 2026.

The Bank recorded a provision for credit losses for loans of $625 thousand for the three months ended September 30, 2026 compared to a provision of $4.23 million for the three months ended September 30, 2025. The Bank recorded a provision for credit losses for loans of $703 thousand for the nine months ended September 30, 2026, compared to a provision of $4.49 million for the nine months ended September 30, 2025.  The Bank recorded a provision for credit losses for off balance sheet credit exposures of $8 thousand for the three months ended September 30, 2026. The Bank did not record a provision for or recovery of credit losses for off balance sheet credit exposures for the three months ended September 30, 2025.  The Bank recorded a recovery of credit losses for off balance sheet exposures of $85 thousand for the nine months ended September 30, 2026, compared to a recovery of $100 thousand for the nine months ended September 30, 2025.

Noninterest income decreased by $17.31 million, or 91.0%, to $1.72 million for the three months ended September 30, 2026, as compared to the $19.03 million recognized during the same period of 2025.  Noninterest income for the nine months ended September 30, 2026 was $5.17 million compared to $20.15 million for the same period in 2025, a 74.4% decrease.  The decrease in noninterest income is primarily due to the $17.83 million bargain purchase gain recorded in the third quarter of 2025 due to the merger with Northumberland.

Noninterest expense decreased $2.76 million or 25.4%, from $10.89 million for the three months ended September 30, 2025, to $8.12 million for the three months ended September 30, 2026. The decrease in noninterest expense for the three months ended September 30, 2026 is primarily the result of $3.87 million of merger expenses being recorded in 2025 for which there was no comparable expense in 2026. Noninterest expense for the nine months ended September 30, 2025 was $17.11 million compared to $24.10 million for the same period in 2026, a 40.8% increase.  The increase in noninterest expense year-to-date is primarily the result of an increase of $5.35 million in salaries and employee benefits, an increase of $1.51 million in amortization of core deposit intangible and an increase of $1.11 million in other expenses, offset by the $4.12 million of merger expenses recognized in 2025 for which there was no comparable expense in 2026. All increases are the direct result of the merger with Northumberland.

An income tax provision of $1.13 million was recorded for the three months ended September 30, 2026, compared to $105 thousand for the three months ended September 30, 2025, a 974.3% increase. An income tax provision of $3.35 million was recorded for the nine months ended September 30, 2026, compared to an income tax provision of $932 thousand for the same period in 2025, a 259.5% increase.  The increase in income tax for the three and nine months ended September 30, 2026 when compared to the same periods in 2025 is due to non-taxable income and nondeductible merger expenses recorded in the third quarter of 2025.  Included in noninterest income for 2025 is the bargain purchase gain of $17.83 million, which is non-taxable as a result of the tax-free exchange associated with the merger with Northumberland.  The quarter and year-to-date effective tax rate was 17.1% and 17.7% for the periods ended September 30, 2026.

Financial Condition

Total assets increased to $1.28 billion as of September 30, 2026 from $1.26 billion as of December 31, 2025, an increase of $13.78 million, or 1.1%. Cash and cash equivalents increased $19.64 million from December 31, 2025 to September 30, 2026. Net loans decreased by $7.48 million, and securities available for sale increased $4.92 million. Total deposits increased $12.55 million from December 31, 2025 to September 30, 2026. Subordinated debt decreased $9.89 million from December 31, 2025 due to the pay-off at the call date on June 30, 2026.  Senior secured debt increased by $7.37 million as a result of the new debt issuance that was executed on June 26, 2026.

When compared to December 31, 2025, stockholders’ equity, excluding accumulated other comprehensive loss, increased $13.01 million to $132.55 million as of September 30, 2026. Steele Bancorp, Inc. remains well capitalized, and the total equity-to-assets ratio was 9.93% as of September 30, 2026 and 9.39% as of December 31, 2025, respectively.

The Bank maintained a strong liquidity position as of September 30, 2026, with additional borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $498.26 million and $4.21 million in additional borrowing capacity from the Federal Reserve’s Discount Window.

About Steele Bancorp, Inc.

Steele Bancorp, Inc. is a bank holding company headquartered in Mifflinburg, Pennsylvania. The Company has one subsidiary bank, Central Penn Bank & Trust, serving individuals, families, nonprofits, and business clients through 12 banking offices located in Centre, Northumberland, Snyder, and Union counties. The Bank has 165 employees as of September 30, 2026.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles ("GAAP") and prevailing practices in the banking industry.  However, management uses certain non-GAAP measures to supplement the evaluation of the Company's performance.  Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses.  These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: costs or difficulties related to integration following the merger with Northumberland; the risk that the anticipated benefits, cost savings and other savings from the merger may not be fully realized or may take longer than expected to realize; changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit losses on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; the impact to the economy resulting from the conflict with Iran; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Steele Bancorp, Inc. and Subsidiary Consolidated Balance Sheets ($ in thousands, except per share data)

	(Unaudited)
	September 30,	December 31,
	2026	2025 *
Assets
Cash and due from banks	$12,442	$7,633
Interest-bearing demand deposits	41,155	35,204
Federal funds sold	15,056	6,173

Total cash and cash equivalents	68,653	49,010

Interest-bearing time deposits	3,466	5,923
Debt securities available-for-sale, at fair value	225,729	220,807
Marketable equity securities, at fair value	828	613
Restricted investments in bank stock, at cost	2,450	2,717

Loans held for sale	315	-

Loans	911,216	918,171
Allowance for credit losses	(10,431)	(9,904)

Loans, net	900,785	908,267

Premises and equipment, net	17,860	17,928
Accrued interest receivable	3,976	4,039
Other real estate owned	65	-
Core deposit intangible, net	11,596	13,551
Bank owned life insurance	28,715	28,233
Net deferred tax asset	4,143	4,136
Other assets	6,652	6,233

Total Assets	$1,275,233	$1,261,457

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Noninterest-bearing deposits	$142,010	$221,306
Interest-bearing deposits	981,310	889,468

Total deposits	1,123,320	1,110,774

Repurchase agreements	1,446	1,589
Federal Home Loan Bank advances	4,500	5,500
Senior secured debt, net	7,374	-
Subordinated debt, net	-	9,892
Accrued interest payable	1,426	1,969
Other liabilities	10,486	13,334

Total Liabilities	1,148,552	1,143,058
Commitments and Contingencies

Redeemable Common Stock Held By Employee Stock Ownership Plan	7,085	4,600

Stockholders' Equity
Common stock, par value $1.00 per share; authorized 5,000,000 shares; issued 3,706,725 shares; outstanding 3,405,061 shares as of September 30, 2026 and December 31, 2025, respectively.	3,707	3,707
Capital surplus	40,595	40,595
Retained earnings	95,981	82,972
Accumulated other comprehensive loss	(5,871)	(1,144)
Treasury stock, at cost: 2026: 301,664 shares; 2025: 301,664 shares	(7,731)	(7,731)

Total Stockholders' Equity	126,681	118,399

Less maximum cash obligation to ESOP shares	7,085	4,600
Total Stockholders’ Equity Less Maximum Cash Obligations Related to ESOP Shares	119,596	113,799

Total Liabilities and Stockholders' Equity	$1,275,233	$1,261,457

* Derived from consolidated audited financial statements

Steele Bancorp, Inc. and Subsidiary Consolidated Statements of Income (Unaudited) ($ in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Interest and Dividend Income
Interest and fees on loans	$15,864	$12,232	$45,532	$25,372
Interest-bearing deposits in banks and time deposits	319	316	1,039	553
Federal funds sold	87	45	205	55
Securities:
Taxable	1,482	1,224	4,259	2,244
Tax-exempt	587	501	1,771	1,089
Dividends	109	101	367	215

Total Interest and Dividend Income	18,448	14,419	53,173	29,528

Interest Expense
Deposits	4,664	4,222	14,197	8,781
Federal Home Loan Bank advances	42	258	130	1,078
Subordinated debt	-	75	225	76
Senior secured debt	116	-	121	-

Total Interest Expense	4,822	4,555	14,673	9,935

Net Interest Income	13,626	9,864	38,500	19,593

Provision for credit losses - loans	625	4,228	703	4,490
Provision for (recovery of) credit losses - off balance sheet credit exposures	8	-	(85)	(100)
Provision for credit losses	633	4,228	618	4,390

Net Interest Income after provision for (recovery of) credit losses	12,993	5,636	37,882	15,203

Noninterest Income
Service charges on deposit accounts	326	225	875	486
ATM fees and debit card income	467	368	1,395	738
Mortgage banking revenue	206	134	582	243
Trust income	386	124	1,122	124
Investment fee income	81	5	249	83
(Loss) gain on disposal of premises	(20)	-	(27)	52
Loss on sale of securities	-	(8)	-	(8)
Net marketable equity security gains	6	60	215	57
Earnings on bank owned life insurance	164	130	482	256
Bargain purchase gain	-	17,827	-	17,827
Other	103	167	273	287

Total Noninterest Income	1,719	19,032	5,166	20,145

Noninterest Expense
Salaries and employee benefits	4,437	4,310	13,345	7,997
Net occupancy and equipment expense	586	442	1,833	1,040
Amortization of core deposit intangible	622	444	1,955	444
Other real estate owned expense (income), net	32	(24)	(2)	(14)
Data processing fees	662	252	1,571	598
Pennsylvania shares tax	237	108	714	332
Professional fees	100	112	441	191
Advertising expense	148	67	274	141
FDIC deposit insurance	150	127	469	263
Merger-related expenses	-	3,873	-	4,120
ATM expense	218	187	730	337
Other	930	988	2,770	1,664

Total Noninterest Expense	8,122	10,886	24,100	17,113

Income Before Income Taxes	6,590	13,782	18,948	18,235

Income Taxes	1,128	105	3,351	932

Net Income	$5,462	$13,677	$15,597	$17,303

Earnings Per Share - Basic and Diluted	$1.60	$4.77	$4.58	$7.87

Steele Bancorp, Inc. Key Ratios and Other Data (Unaudited)

	At or For the Three Months Ended:
($ in thousands, except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Operating Highlights:
Net income	$5,462	$5,257	$4,878	$5,585	$13,677
Provision for (recovery of) credit losses	633	119	(134)	801	4,228
Bargain purchase gain	-	-	-	477	17,827
Noninterest income	1,719	1,889	1,567	2,476	19,032
Noninterest expense	8,122	7,986	7,992	8,516	10,886

Balance Sheet Highlights:
Total assets	$1,275,233	$1,273,748	$1,268,765	$1,261,457	$1,253,576
Loans, net	900,785	914,039	907,144	908,267	891,098
Core deposit intangible, net	11,596	12,218	12,885	13,551	14,218
Total deposits
Noninterest-bearing	142,010	222,855	224,642	221,306	214,926

Savings	171,805	172,578	164,834	164,133	164,047
NOW	357,376	262,466	260,341	268,818	265,547
Money Market	109,736	115,163	113,566	107,050	108,157
Time Deposits	342,393	347,634	351,818	349,467	353,253
Total interest-bearing deposits	981,310	897,841	890,559	889,468	891,004

Core deposits (1)	780,927	773,062	763,383	761,307	752,677

Net Interest Margin (GAAP & Non-GAAP)
Net interest income (GAAP)	$13,626	$12,655	$12,210	$12,254	$9,864
Tax equivalent adjustment	204	215	218	231	180
Net interest income (fully taxable equivalent) (Non-GAAP)	13,830	12,870	12,428	12,485	10,044

Annualized fully tax-equivalent net interest margin (Non-GAAP)	4.53%	4.38%	4.21%	4.32%	3.97%
Annualized net interest margin (GAAP)	4.46%	4.31%	4.14%	4.24%	3.90%

Selected Ratios:
Annualized return on average assets	1.69%	1.65%	1.56%	1.77%	5.19%
Annualized return on average equity	17.15%	16.92%	16.31%	18.60%	56.35%

Capital Ratios - Central Penn Bank & Trust:
Leverage ratio (2)	9.55%	9.01%	8.94%	8.56%	9.93%

Share and Per Share Data:
Earnings per share	$1.60	$1.54	$1.43	$1.64	$4.77
Dividend declared per share	-	0.76	-	0.75	-
Book Value per share	37.20	36.54	35.87	34.77	33.74
Common stock price:
Last trade	46.71	43.34	35.00	28.55	25.83
Weighted average common shares	3,405,061	3,405,061	3,405,061	3,405,061	2,867,124

Allowance for Loan Credit Losses on Loans:
Beginning balance	$9,934	$9,755	$9,904	$9,512	$4,636
Merger adjustments	-	-	-	-	725
Provision for (recovery of) credit losses	625	212	(134)	361	4,228
Charge-Offs	(134)	(35)	(19)	-	(81)
Recoveries	6	2	4	31	4
Ending balance	$10,431	$9,934	$9,755	$9,904	$9,512

(1)	Core deposits are defined as total deposits less time deposits
(2)	Leverage ratio for the most recent period is estimated

Steele Bancorp, Inc. Asset Quality Data (Unaudited)

	At or for the Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Nonperforming Assets:
Nonaccrual loans	$7,217	$7,369	$7,307	$6,304	$1,591
Other real estate owned	65	-	147	-	-
Total nonperforming assets	$7,282	$7,369	$7,454	$6,304	$1,591
Loans 90 days or more past due and accruing	-	-	-	-	-

Asset Quality Ratios:
Nonperforming assets to loans plus other real estate owned	0.80%	0.80%	0.81%	0.69%	0.18%
Allowance for credit losses on loans to total loans	1.14%	1.08%	1.06%	1.08%	1.06%
Allowance for credit losses on loans to nonperforming assets	143.24%	134.82%	130.87%	157.12%	597.86%